UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EXELON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2990190
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10 South Dearborn Street

P.O. Box 805379

Chicago, Illinois 60680-5379

(800) 483-3220

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Junior Subordinated Debentures	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-135991 and 333-135991-01.

Securities to be registered pursuant to Section 12(g) of the Act: None

The Commission is respectfully requested to send copies of all notices, orders and communications to:

Darryl M. Bradford Senior Vice President and General Counsel 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	Charles W. Mulaney, Jr. Brian W. Duwe Skadden, Arps, Slate, Meagher & Flom LLP 155 North Wacker Drive Chicago, IL 60606 (312) 407-0700

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the Series A Junior Subordinated Debentures (“Subordinated Debentures”) originally issued by Constellation Energy Group, Inc., a Maryland corporation (“Constellation”), pursuant to the Indenture, dated as of July 24, 2006 (“Original Indenture”), between Constellation and Deutsche Bank Trust Company Americas, as trustee (“Indenture Trustee”), and a supplemental indenture thereto, dated as of June 27, 2008 (the “First Supplemental Indenture”), between Constellation and the Indenture Trustee. On March 12, 2012, Constellation merged with and into Exelon Corporation (“Exelon”) with Exelon continuing as the surviving corporation and with Constellation ceasing to exist as a separate entity (the “Merger”). In connection with the Merger, on March 12, 2012, Exelon and the Indenture Trustee entered into a second supplemental indenture to the Original Indenture (the “Second Supplemental Indenture”), pursuant to which (i) Exelon assumed the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all outstanding securities issued pursuant to the Original Indenture, and the due and punctual performance and observance of all the covenants and conditions of the Original Indenture to be performed by Constellation, and (ii) Exelon succeeded to and was substituted for Constellation for purposes of the Original Indenture, with the same effect as if it had been named in the Original Indenture as Constellation.

The Original Indenture is incorporated by reference to Exhibit 4(a) to Registration Statement No. 333-135991 (as defined below), the First Supplemental Indenture is incorporated by reference to Exhibit 4(a) to the Current Report on Form 8-K filed by Constellation on June 30, 2008 and the Second Supplemental Indenture is attached hereto as Exhibit 4.3.

For a description of the Subordinated Debentures, reference is made to (i) Registration Statement Nos. 333-135991 and 333-135991-01 (“Registration Statement No. 333-135991”) on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (“Securities Act”), on July 24, 2006, by Constellation and Baltimore Gas and Electric Company, (ii) the base prospectus forming a part of Registration Statement No. 333-135991 and (iii) the prospectus supplement with respect to the Subordinated Debentures, dated June 20, 2008, filed by Constellation with the Commission pursuant to Rule 424(b)(2) of the general rules and regulations of the Securities Act on June 23, 2008, which description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of July 24, 2006, between Constellation and the Indenture Trustee, relating to Constellation’s unsecured debt securities (incorporated herein by reference to Exhibit 4(a) to Registration Statement No. 333-135991).

4.2	First Supplemental Indenture, dated as of June 27, 2008 between Constellation and the Indenture Trustee, establishing the Subordinated Debentures and amending the Original Indenture (incorporated herein by reference to Exhibit 4(a) to the Current Report on Form 8-K filed by Constellation on June 30, 2008, File No. 1-12869).

4.3	Second Supplemental Indenture, dated as of March 12, 2012, between Exelon and the Indenture Trustee.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 12, 2012	EXELON CORPORATION

	By:	/s/ Bruce G. Wilson
	Name:	Bruce G. Wilson
	Title:	Senior Vice President and Deputy General Counsel

EXHIBIT INDEX

Exhibit Number	Description
4.1	Indenture, dated as of July 24, 2006, between Constellation and the Indenture Trustee, relating to Constellation’s unsecured debt securities (incorporated herein by reference to Exhibit 4(a) to Registration Statement No. 333-135991).

4.2	First Supplemental Indenture between, dated as of June 27, 2008 Constellation and the Indenture Trustee, establishing the Subordinated Debentures and amending the Original Indenture (incorporated herein by reference to Exhibit 4(a) to the Current Report on Form 8-K filed by Constellation on June 30, 2008, File No. 1-12869).

4.3	Second Supplemental Indenture, dated as of March 12, 2012, between Exelon and the Indenture Trustee.